Exhibit 4.12

SUPPLEMENT NO. 1 dated as of March 27, 2020 to the GUARANTEE dated as of March 19, 2020, among each of the Guarantors listed on the signature pages thereto (each such subsidiary individually, a “Guarantor” and, collectively, the “Guarantors”), and Bank of America, N.A., as Administrative Agent for the Lenders from time to time parties to the Credit Agreement referred to below (as supplemented, the “Guarantee”).

A. Reference is made to the Credit Agreement, dated as of March 19, 2020 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among HCA Inc., a Delaware corporation (the “Borrower”), the lenders or other financial institutions or entities from time to time parties thereto (the “Lenders”) and Bank of America, N.A. as Administrative Agent and as Collateral Agent

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee.

C. The Guarantors have entered into the Guarantee in order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make Extensions of Credit to the Borrower under the Credit Agreement. Section 9.11 of the Credit Agreement and Section 19 of the Guarantee provide that additional Subsidiaries may become Guarantors under the Guarantee by execution and delivery of an instrument in the form of this Supplement. Each undersigned Subsidiary (each a “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee in order to induce the Lenders to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.

Accordingly, the Administrative Agent and each New Guarantor agrees as follows:

SECTION 1. In accordance with Section 19 of the Guarantee, each New Guarantor by its signature below becomes a Guarantor under the Guarantee with the same force and effect as if originally named therein as a Guarantor, and each New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date). Each reference to a Guarantor in the Guarantee shall be deemed to include each New Guarantor. The Guarantee is hereby incorporated herein by reference.

SECTION 2. Each New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Company and the Administrative Agent. This Supplement shall become effective as to each New Guarantor when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Guarantor and the Administrative Agent.

SECTION 4. Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Guarantee, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.2 of the Credit Agreement. All communications and notices hereunder to each New Guarantor shall be given to it in care of the Company at the Company’s address set forth in Section 14.2 of the Credit Agreement.

IN WITNESS WHEREOF, each New Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee as of the day and year first above written.

CLINICAL EDUCATION SHARED SERVICES, LLC

COLUMBIA FLORIDA GROUP, INC.

COLUMBIA PHYSICIAN SERVICES - FLORIDA GROUP, INC. FMH HEALTH SERVICES, LLC

GENOSPACE, LLC

HCA EASTERN GROUP, INC.

LAS ENCINAS HOSPITAL

MH HOSPITAL HOLDINGS, INC.

MH HOSPITAL MANAGER, LLC

MH MASTER, LLC

MOBILE HEARTBEAT, LLC

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Vice President and Assistant Secretary

MH MASTER HOLDINGS, LLLP By: MH Hospital Manager, LLC, its General Partner

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Vice President and Assistant Secretary

[Signature Page to Supplement No. 1 to 364-Day Guarantee]

CAREPARTNERS HHA HOLDINGS, LLLP

CAREPARTNERS HHA, LLLP

CAREPARTNERS REHABILITATION HOSPITAL, LLLP

MH ANGEL MEDICAL CENTER, LLLP

MH BLUE RIDGE MEDICAL CENTER, LLLP

MH HIGHLANDS-CASHIERS MEDICAL CENTER, LLLP

MH MISSION HOSPITAL MCDOWELL, LLLP

MH MISSION HOSPITAL, LLLP

MH MISSION IMAGING, LLLP

MH TRANSYLVANIA REGIONAL HOSPITAL, LLLP

By: MH Master, LLC, its General Partner

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Vice President and Assistant Secretary

HINSIGHT-MOBILE HEARTBEAT HOLDINGS, LLC By: Health Insight Capital, LLC

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Vice President and Assistant Secretary

[Signature Page to Supplement No. 1 to 364-Day Guarantee]

BANK OF AMERICA, N.A, as Administrative Agent

By:	/s/ Liliana Claar
Name: Liliana Claar
Title: Vice President

[Signature Page to Supplement No. 1 to 364-Day Guarantee]